Exhibit 10.1

THIRD AMENDMENT TO LEASE

THIS THIRD AMENDMENT TO LEASE (this “Amendment”) is made and entered into as of the last date of signature below (the “Effective Date”) by and between MG 400 LOGUE, LLC, a Delaware limited liability company (“Landlord”), and QUOTIENT TECHNOLOGY INC., a Delaware corporation, formerly known as Coupons.com Incorporated (collectively, “Tenant”), with reference to the following facts:

A.DIVCO WEST REAL ESTATE SERVICES, INC. (“Original Landlord”) and COUPONS, INC. (“Original Tenant”) entered into that certain Lease, dated August 11, 2006 (the “Original Lease”), whereby Original Landlord leased to Original Tenant the entire building, containing approximately 42,200 rentable square feet (the “Premises”), which is located at 400 Logue Avenue, Mountain View, California (the “Building”). The Original Lease was amended by that certain First Lease Amendment, dated March 19, 2009 (the "First Amendment"), by and between the Original Tenant and MSCP LOGUE, LLC, as successor in interest to the Original Landlord ("First Intermediate Landlord"), and by that certain Second Lease Amendment dated February 25, 2015 (the “Second Amendment”), by and between COUPONS.COM INCORPORATED, as successor by merger to the Original Tenant, and 400 LOGUE LLC, as successor in interest to the First Intermediate Landlord (“Second Intermediate Landlord”). The Original Lease as amended by the First Amendment and the Second Amendment is referred to herein, collectively, as the “Lease”.

B.Landlord has acquired all right, title and interest in and to the Project (as defined in the Lease) and has assumed the landlord’s obligations under the Lease.

C.Tenant has assumed the obligations of Original Tenant as the tenant under the Lease.

D.The Lease Term is currently scheduled to expire on December 31, 2020. Landlord and Tenant now desire to further amend the Lease to extend the Lease Term, and otherwise modify the Lease in accordance with the terms and conditions set forth below.

E.All capitalized words not defined herein shall have the same meaning as in the Lease.

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Landlord and Tenant hereby agree as follows:

1.Landlord’s Address. Section R of the Summary of Basic Lease Terms in the Lease is hereby amended to provide that Landlord’s address for notices and payment of Rent is:

Address for Notices:	Address for payment of Rent:
MG 400 Logue, LLC c/o Miramar Capital 100 Wilshire Blvd., Suite 650 Santa Monica, CA 90401 Attn.: Asset Management	MG 400 Logue, LLC c/o JLL 3255 W. March Lane, Suite 105A Stockton, CA 95219

2.Lease Term. Section 1.18 of the Lease and Section J of the Summary of Basic Lease Terms are hereby amended to provide that the Lease Term is extended for a period of twelve (12) months (the “Extension Term”) commencing January 1, 2021 (the “Extension Term Commencement Date”) and ending December 31, 2021 (the “Extension Term Expiration Date”). Tenant acknowledges that it has no options to extend the Lease Term.

3.Rent.

3.1Base Rent. Section K of the Summary of Basic Lease Terms is hereby amended to provide that Tenant shall pay Base Rent for the Premises as follows, commencing on the Extension Term Commencement Date:

Months During Extension Term	Monthly Base Rent	Monthly Rental Rate Per Rentable Square Foot
January 1, 2021 – December 31, 2021	$101,280	$2.40

3.2Additional Rent. During the Extension Term, Tenant shall continue to pay any and all Additional Rent payable under the Lease in accordance with the terms and conditions of the Lease.

4.Tenant’s Liability Insurance Minimum. Section Q of the Summary of Basic Lease Terms is hereby amended to provide that the amount of the Tenant’s Liability Insurance Minimum is hereby increased from Fifty Thousand Dollars ($50,000.00) to One Million Dollars ($1,000,000.00). Concurrently with Tenant’s execution of this Amendment, Tenant shall provide Landlord with updated certificate of insurance policies reflecting the modification in coverage amounts as provided for in this Paragraph 4.

5.Condition of the Premises. Tenant confirms that it is currently in possession of the Premises pursuant to the Lease and that the same is, to Tenant’s knowledge, in good condition and repair. Tenant agrees that Landlord shall not be required to perform any remodel, refurbishment or improvement of the Premises, nor to otherwise fund improvements for the Premises in any manner whatsoever in connection with this Amendment. Tenant further acknowledges that, except as expressly provided in the Lease and this Amendment, neither Landlord nor any agent of Landlord has made any representation or warranty regarding the condition of the Premises, the improvements, refurbishments, or alterations therein, if any, or the Project, or with respect to the functionality thereof or the suitability of any of the foregoing for the conduct of Tenant’s business.

6.Confirmation. Tenant acknowledges and agrees that all free rent and any other concessions required under the Lease have been granted, used, and otherwise satisfied and that Tenant has no offset, claim, recoupment or defense against the payment of rent and other sums payable under the Lease and the performance of Tenant’s other obligations under the Lease.

7.CASp Inspection Disclosure. Pursuant to Section 1938 of the California Civil Code, Landlord hereby advises Tenant that neither the Premises nor the Building has undergone an inspection by a Certified Access Specialist. As such, Landlord hereby advises Tenant as follows:

“A Certified Access Specialist (CASp) can inspect the subject premises and determine whether the subject premises comply with all of the applicable construction-related accessibility standards under state law. Although state law does not require a CASp inspection of the subject premises, the commercial property owner or lessor may not prohibit the lessee or tenant from obtaining a CASp inspection of the subject premises for the occupancy or potential occupancy of the lessee or tenant, if requested by the lessee or tenant. The parties shall mutually agree on the arrangements for the time and manner of the CASp inspection, the payment of the fee for the CASp inspection, and the cost of making any repairs necessary to correct violations of construction-related accessibility standards within the premises.”

The foregoing statements are provided solely for the purpose of complying with California Civil Code Section 1938 and shall not affect the Landlord’s and Tenant’s respective responsibilities for compliance with any design and construction-related accessibility obligations as provided in the Lease. If Tenant elects to cause a CASp inspection, then the same shall be performed at Tenant’s sole cost and expense, and the cost of making any improvements, alterations, modifications and/or repairs necessary to correct violations of construction-related accessibility standards within the Building resulting from Tenant’s requested CASp inspection shall be at Tenant’s cost and expense.

8.Brokers. Landlord and Tenant each represents to the other that it has had no dealings with any real estate broker or agent in connection with the negotiation of this Amendment, except for Jones Lang LaSalle Brokerage, Inc. and Cushman & Wakefield of California, Inc. (“Brokers”), and it knows of no other real estate broker or agent who is entitled to a commission of finder’s fee in connection with this Amendment. Each party shall indemnify, protect, defend, and hold harmless the other party against all claims, demands, losses, liabilities, lawsuits, judgments, and costs and expenses (including reasonable attorney fees) for any leasing commission, finder’s fee, or equivalent compensation alleged to be owing on account of the indemnifying party’s dealing with any real estate broker or agent other than the Brokers. The terms of this Paragraph 8 shall survive the expiration or earlier termination of the Lease.

9.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to constitute an original, but all or which, when taken together, shall constitute one and the same instrument. Facsimile or e-mail signatures (for example, through use of a Portable Document Format or “PDF” File or “Docusign”) shall be valid and binding.

10.No Further Modifications. Except as expressly provided in this Amendment, the terms and provisions of the Lease shall remain unmodified and in full force and effect.

[Signature on following page]

IN WITNESS WHEREOF, Landlord and Tenant have executed this Amendment as of the dates set forth below.

Tenant:

QUOTIENT TECHNOLOGY INC.,

a Delaware corporation

By:	/s/Scott Raskin
Name:	Scott Raskin
Title:	President
Date:	August 3, 2020

Landlord:

MG 400 LOGUE, LLC,

a Delaware limited liability company

By:	/s/ Jae Yi
Name:	Jae Yi
Title:	Authorized Signatory
Date:	August 3, 2020